TERMINATION OF SHARE EXCHANGE AGREEMENT

This Termination of Share Exchange Agreement (the “Agreement”) is made as of May 1, 2017 (the “Effective Date”), by and between Image Chain Group Limited, Inc., a Nevada corporation (the “Company”), Image Convenience Store Management Limited, a business company incorporated in the British Virgin Islands with limited liability (the “Company”), and Wang Fa Sung, owner of 100% of the issued and outstanding equity interests in the Company (the “Seller”). The Purchaser, the Company and the Seller are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, the parties hereto are parties to the Share Exchange Agreement, dated as of February 14, 2017 (the “Share Exchange Agreement”); and

WHEREAS, the parties hereto have mutually agreed to terminate the Share Exchange Agreement pursuant to the terms thereof and this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual covenants and representations set forth below, the Parties agree as follows (all capitalized terms, unless otherwise defined, shall have the meanings ascribed to such terms in the Share Exchange Agreement):

1. Termination. The parties hereby agree to terminate the Share Exchange Agreement pursuant to Section 9.1(a) thereof. Effective as of the date hereof (the “Termination Date”), the Share Exchange Agreement shall terminate and be of no further force and effect. Notwithstanding any provision of the Share Exchange Agreement to the contrary, neither party shall have any further obligations thereunder or with respect thereto, except as specifically set forth herein.

2. Effect of Termination. Effective as of the Termination Date, none of the parties (or their Affiliates, directors, officers, employees, agents or other representatives) shall have any liability or obligation to each other under the Share Exchange Agreement, except that the provisions of, and any liability or obligation contemplated under, Sections 6.13, 6.14, 9.2, 9.3 and Article XI of the Share Exchange Agreement shall continue in full force and effect in accordance with the terms of the Share Exchange Agreement.

3. Releases. Effective as of the Termination Date, each of the parties hereto, on its own behalf and on behalf of its principals, agents, Affiliates, successors, assigns, heirs, representatives, and attorneys, hereby irrevocably, fully and unconditionally releases and forever discharges the other party and each of its past or present directors, officers, employees, attorneys, principals, agents, Affiliates, successors, assigns, heirs, representatives, and insurers, from and against any and all present and future claims, counterclaims, demands, actions, suits, causes of action, damages, controversies and liabilities, including, without limitation, any costs, expenses, bills, penalties or attorneys’ fees, whether known or unknown, contingent or absolute, foreseen or unforeseen, and whether in law, equity or otherwise, that could have been asserted in any court or forum and relating in any way to any conduct, occurrence, activity, expenditure, promise or negotiation arising from or relating to the Share Exchange Agreement, including the performance thereof and further payment obligations of any kind in connection therewith.

4. Due Authorization. Each party hereto hereby represents and warrants that the signature to this Agreement has been duly authorized by all necessary corporate action on its part and that the officer executing this Agreement on its behalf has the authority to execute the same and to bind it to the terms and conditions of this Agreement.

5. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

6. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

7. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Clark County, Nevada (or in any court in which appeal from such courts may be taken). The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in Clark County, Nevada for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement may not be enforced in or by any of the above-named courts.

8. Amendment. This Agreement may be amended by the parties hereto at any time by action taken by or on behalf of their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

9. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, including the Share Exchange Agreement (except for Sections 6.13, 6.14, 9.2, 9.3 and Article XI thereof). This Agreement shall not be assigned by either party (whether pursuant to a merger, by operation of law or otherwise).

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

IMAGE CHAIN GROUP LIMITED, INC.		IMAGE CONVENIENCE STORE MANAGEMENT LIMITED,
a Nevada corporation		a British Virgin Islands Company

By:	/s/ David Po	By:	/s/ Wang Fa Sung
Name:	David Po	Name:	Wang Fa Sung
Title:	President and CEO	Title:	Director

WANG FA SUNG

By:	/s/ Wang Fa Sung
Name:	Wang Fa Sung

[Signature page to Termination of Share Exchange Agreement]